UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2010

INTELIMAX MEDIA INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-53685	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 – 555 West Hastings Street, Vancouver, British Columbia
(Address of principal executive offices)

V6B 4N4
(Zip Code)

(604) 742-111
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers

On January 21, 2010, Intelimax Media Inc., (“Intelimax”, “we”, “our”) entered into a director agreement with Carl Schmidt.  The director agreement is for a term of 12 months.  As compensation under the agreement, we have agreed to issue 20,000 shares of our common stock, previously registered on a Form S-8 registration statement and to pay CDN$2,500 for every fiscal quarter during which Mr. Schmidt sits on our board of directors.  This compensation is to be paid within 15 days of the end of our each quarter.

On January 21, 2010, we appointed Carl Schmidt to our board of directors.

Our board of directors now consists of Michael Young, Chaz Green, Richard Skujins and Carl Schmidt.

There are no other transactions, since the beginning of our last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $ 60,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which Mr. Schmidt had or will have a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits

10.1	Director Agreement with Carl Schmidt dated January 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIMAX MEDIA INC.

/s/ Michael Young
Michael Young
President and Director

Date: January 26, 2010